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                                  EXHIBIT 23.4

                       Consent of McGladrey & Pullen, LLP



         We hereby consent to the incorporation by reference in this registration statement on Form S-8 of FNB Financial Services Corporation of our report, dated January 22, 1999, relating to the financial statements of Black Diamond Savings Bank, F.S.B. for the year ended December 31, 1997, which report is included in the December 31, 1999 annual report on Form 10-K of FNB Financial Services Corporation.


/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Charlotte, North Carolina
July 28, 2000

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